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                                                                 EXHIBIT 10.26.1

                             EMPLOYMENT AGREEMENT
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     THIS AGREEMENT, is made as of September 22, 1997 by and between NetSelect,
Inc., a Delaware corporation (the "Company"), and Peter Tafeen (the
"Executive").

     WHEREAS, the Company and Executive desire to enter into this Agreement providing for the Executive's employment as Vice President of Business Development, all on the terms, and subject to the conditions, as hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

                                   ARTICLE I

                             Period of Employment

     1.1  Period of Employment.  The Executive shall be an employee at-will and
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there shall be no specified term of employment.  The period during which the
Executive is providing services to the Company hereunder shall be referred to as the Period of Employment.

                                  ARTICLE II

                              Position and Duties

     2.1  Position.  The Executive shall be employed as the Vice President of
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Business Development.

     2.2  Duties.  The Executive agrees to perform the duties, undertake the
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responsibilities and exercise the authority customarily performed, undertaken
and exercised by persons situated in a similar executive capacity   The Company
and the Executive agree that the Executive shall report to the Chief Executive Officer of the Company, or such other executive officer as the Chief Executive Officer shall direct. Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees that during the Employment Term he shall devote substantially all his business time to the business and affairs of the Company and to the duties and responsibilities assigned to him hereunder. Notwithstanding the foregoing, the Executive may (i) with the written permission of the Chief Executive Officer serve on corporate boards, (ii) serve on civic or charitable boards or committees, (iii) manage personal investments and (iv) deliver lectures and teach at educational institutions, so long as such activities in clauses (i) through (iv) do not significantly interfere with the performance of the Executive's duties and responsibilities hereunder.

                                  ARTICLE III

                                 Compensation

     3.1  Base Salary.  The Company agrees to pay or cause to be paid to the
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Executive during the first year of the employment hereunder a base salary at the rate of $140,000 per annum (the "Base Salary"). Such Base Salary shall be payable in accordance with the
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Company's customary practices applicable to its executives. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed at least annually by the Chief Executive Officer and may be further increased (but not decreased) in such amounts as the Chief Executive Officer may decide.

     3.2  Short-Term Incentives.  For each calendar year ending during the
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Period of Employment, the Executive's bonus compensation ("Annual Bonus") shall be a rate equal to a percentage between 0% and 30% of his Base Salary in effect on the last day of such year, with a target of 30% of Base Salary, if the Executive achieves budgeted financial and other performance targets which shall be mutually established by the Executive and the Chief Executive Officer. With respect to the first calendar year, such targets shall be established within 60 days of the date hereof and such bonus shall be appropriately prorated to reflect that Executive was not employed for the entire year. Executive may earn a maximum of 15% of Base Salary for each six-month period and such Annual Bonus may be paid in semi-annual installments.

                                  ARTICLE IV

                                Other Benefits

     4.1  Long-Term Incentives; Parity Incentives.
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     The Executive shall be granted options to purchase 40,000 shares of the
Company's voting common stock ("Common Stock"), at $5.54 or Best Possible per share. The options shall be granted pursuant to the terms of the NetSelect, Inc. Stock Incentive Plan (the "Plan") and, to the maximum extent possible, shall qualify as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended). The options shall vest in four (4) nearly equal annual installments (each, an "Option Installment") beginning on the first anniversary of the date hereof, subject to Executive's continued employment on such date.

     4.2  Executive Benefits.  Subject to the terms of such plans, the Executive
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will be covered under all retirement and welfare benefit plans maintained from time to time by the Company for its senior executives.

     4.3  Vacation and Sick Leave.  The Executive shall be entitled to annual
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vacation in accordance with the policies as periodically established by the
Board of Directors for similarly situated executives of the Company, which shall in no event be less than three (3) weeks per year. The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

     4.4  Expenses.  The Company shall reimburse the Executive for all
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reasonable travel, entertainment and other business expenses incurred by him in accordance with Company policy regarding travel, entertainment and business expenses in connection with the performance of the Executive's duties under this Agreement during the Employment Term, such reimbursement to be made in accordance with the Company's policy and practice relating to reimbursement of senior executives.

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     4.5  Expenses Incurred in Relocation.  The Company will pay or reimburse
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the Executive for all normal and reasonable expenses incurred by the Executive in relocating his family and personal effects to the Westlake Village, California area, including cancellation fees incurred in respect of Executive's current residence; provided, however, all such reimbursements shall not exceed $6,000.

                                   ARTICLE V

                           Termination of Employment

     5.1  Termination other than for Cause, Death or Disability.  The Company
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may, at any time, terminate the Executive's employment.  If, during the Period of Employment, the Company terminates the Executive's employment other than for Cause, death or Disability the Company shall provide the following to the Executive upon Executive's signing of a general release of claims in form and manner acceptable to the Company:

          (a) As soon as practicable and in no event more than thirty days after the Termination Date (as hereinafter defined) a lump sum cash payment equal to the aggregate of the following:

               (i) the portion of the Executive's then current Base Salary accrued to the Termination Date but unpaid as of the Termination Date (the "Unpaid Salary"); plus

               (ii) an amount equal to three (3) months Base Salary.

          (b) If prior to the first anniversary of the date hereof Executive's employment is terminated by the Company other than for Cause, death or Disability, the first Option Installment shall be deemed vested as of the Termination Date. If after the first anniversary but prior to the fourth anniversary of the date hereof Executive's employment is terminated by the Company other than for Cause, death or Disability, the next Option Installment which would vest (i.e., with respect to 10,000 shares) following Executive's Termination of Employment shall be deemed vested with respect to the number of whole shares equal to the total number of shares covered by the Option Installment multiplied by a fraction the numerator of which is the number of whole months that have occurred from the last anniversary date to the Termination Date and the denominator of which is 12. All options granted to Executive, to the extent vested on the Termination Date, remain outstanding for three (3) months from the Termination Date.

     5.2  Termination in the Event of Death or Disability.  If, during the
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Period of Employment, the Company terminates the Executive's employment due to the Executive's death or Disability, the Company shall provide the following to the Executive (or his Beneficiary):

          (a) As soon as practicable after the Termination Date, a lump sum cash payment equal to the sum of the Unpaid Salary.

          (b) All stock options granted to the Executive by the Company shall, to the extent vested, remain outstanding for three (3) months from the Termination Date or one (1) year from the date of death, as the case may be.

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     5.3  Termination for Cause.
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          (a) Except as otherwise set forth in this Section 5.3, all obligations of the Company under this Agreement shall cease if, during the Period of Employment, the Company terminates the Executive for Cause. Upon such termination, the Executive shall be entitled to receive in a lump sum cash payment as soon as practicable after the Termination Date, an amount equal to the Unpaid Salary. In addition, all options held by Executive, whether or not vested, shall be forfeited and any shares held by Executive which were acquired upon exercise of an option ("Option Shares") shall be subject to repurchase by the Company as provided below at their then Fair Value.

          (b) For purposes of this Employment Agreement, the "Fair Value" of the shares of Company Stock shall mean the fair market value thereof as agreed between the Company and the Executive or, if the Company and the Executive are unable to agree within 45 days, the Fair Value thereof determined in accordance with the Appraisal Procedure. "Appraisal Procedure" shall mean a determination of Fair Value per share by an appraiser selected by the Company and the Executive. The Company and the Executive shall each submit to the appraiser a statement setting forth their respective calculations of Fair Value of the shares and the appraiser shall be instructed to select the proposed Fair Value closest in amount to the value which the appraiser believes to be accurate. The appraiser shall be obligated to select the Company's or the Executive's proposed Fair Value and may not select any other amount. The determination of Fair Value shall be deemed to be binding on the Company and the Executive upon (i) resolution of any disagreement as to Fair Value by mutual agreement of the parties or (ii) notification by the appraiser of its final selection of either the Company's or the Executive's proposed Fair Value. The fee of such appraiser shall be borne equally by the parties.

          (c) The purchase price for any shares to be purchased by the Company pursuant to this Section 5.3 may be paid in cash, by certified check or by wire transfer of immediately available funds.

          (d) The right to buy the Executive's Option Shares hereunder shall be exercised by the Company by the giving of written notice to the Executive within 120 days after the Termination Date. The closing of the purchase and sale of Option Shares sold in accordance with this Section 5.3 shall take place on such date or dates as the parties to such transaction may agree, but not later than 30 days after delivery of the notice exercising the right to buy such Shares. Unless otherwise agreed, the closing of any sale and purchase of such Option Shares shall take place in New York, New York. In the event of the purchase and sale of such Option Shares hereunder, certificates representing such Shares shall be delivered at the closing endorsed in blank or accompanied by stock powers endorsed in blank.

     5.4  Voluntary Resignation.  If, during the Period of Employment, the
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Executive resigns, the Executive shall be entitled to receive in a lump sum, cash payment as soon as practicable after the Termination Date, an amount equal to the Unpaid Salary. In addition, all stock options granted to the Executive by the Company shall, to the extent vested, remain outstanding for three (3) months from the Termination Date.

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     5.5  Payments upon the Executive's Termination.  The foregoing payments
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upon the Executive's termination shall constitute the exclusive payments due the
Executive upon termination from his employment with the Company under this Agreement or otherwise; provided, however, that except as stated above, such payments shall have no effect on any benefits which may be payable to the Executive under any plan of the Company which provides benefits after termination of employment, other than severance pay or salary continuation pursuant to a Company plan which amount shall be reduced by the amount of the Severance Amount received by the Executive pursuant to this Agreement.

                                  ARTICLE VI

                              Certain Definitions

     6.1  "Beneficiary" means the person or trust designated in writing by the
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Executive to receive any payments due under this Agreement in the event of the
Executive's death and if no such person or trust is designated, the Executive's estate.

     6.2  "Cause" means (a) the Executive's material breach of this Agreement or
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of generally applicable Company policy, (b) conviction of the Executive for (i)
any crime constituting a felony in the jurisdiction in which committed, (ii) any crime involving moral turpitude (whether or not a felony), (iii) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), (c) willful malfeasance or gross misconduct by the Executive which damages the Company, (d) a continuous and substantial dereliction of duties which is uncured after written notice, or (e) repeated insubordination which is uncured after written notice.

     6.3  "Disability" means any medically determinable physical or mental
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impairment that renders the Executive substantially unable to perform all of the
Executive's duties required under Article I hereof for 180 days out of any 360-day period. The date of the Disability is the date on which the Executive is certified as having incurred a Disability by a physician mutually acceptable to the Executive (or the Executive's representative) and the Company.

     6.4  "Termination Date" means the date as of which the Executive's
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employment with the Company is terminated by the Company or by the Executive for any reason which, except in the event of the Executive's death, shall be specified in a written notice of termination received by either party from the other.

                                  ARTICLE VII

                              Executive Covenants

     7.1  Confidential Information.  The Executive agrees and understands that
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in the Executive's position with the Company, the Executive may be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to business and marketing plans, membership lists, products, promotions, development, financing, expansion plans, business policies and practices, and information considered by the Company to be confidential and in the nature of trade secrets. The Executive agrees that during the Period of Employment and thereafter the Executive will keep such information confidential and not

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disclose such information to any third person or entity without the prior written consent of the Company. The Executive shall not be liable for the inadvertent or accidental disclosure of such information, if such disclosure occurs despite the exercise of a reasonable degree of care. This confidentiality covenant shall not apply to any knowledge or information that: (i) is or becomes available to others, other than as a result of a breach by the Executive of this section 7.1; (ii) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive through his status as an officer of the Company; or (iii) becomes available to the Executive on a nonconfidential basis from a third party is not bound by any confidentiality obligation to the Company.

     7.2  Ownership of Trade Secrets.  The Executive agrees that any trade
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secret, invention, improvement, patent, patent application or writing, and any program, method, process, systems or novel technique or idea (whether or not capable of being trademarked, copyrighted or patented), conceived, devised, developed, or otherwise obtained by the Executive during the Period of Employment, shall be and become the property of the Company and the Executive agrees to give the Company prompt written notice of his conception, invention, authorship, development or acquisition of any such trade secret, invention, improvement, patent application, writing, program, method, process, system or novel technique or idea and to execute such instruments or transfer, assignment, conveyance or confirmation and such other documents and to do all appropriate lawful acts as may be requested by the Company to transfer, assign, confirm, and perfect in the Company all legally protectable rights in any such trade secret, invention, improvement, patent, patent application, writing, program, method, process, system or novel technique or idea.

     7.3  Non-Compete.  (a) By and in consideration of the Base Salary, bonus
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and other benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that the Executive will not, while employed by the Company, and for a period of twelve (12) months after termination of employment hereunder, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including but not limited to holding the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise (as hereinafter defined); provided, however, that the Executive may invest in stocks, bonds, or other securities of a Competing Enterprise (but without otherwise participating in the business thereof if (i) such stocks, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (or any successor statute thereto); and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

          (b) For purposes of this Agreement, the term "Competing Enterprise"
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shall mean any person, corporation, partnership or other entity engaged in a business in the United States or in any foreign jurisdiction in which the Company is engaged in business on the Termination Date, in each case which is in competition with any of the on-line real estate businesses of the Company or any of its affiliates as of the date of the termination of this Agreement.

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     7.4  Survival.  The provisions of this Section 7 shall survive any
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termination of this Agreement and the Period of Employment, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute, defense to the enforcement by the Company of the covenants and agreements of this Section 7.

                                 ARTICLE VIII

                                     Taxes

     8.1  Taxes.  Any amounts payable to the Executive hereunder shall be paid
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to the Executive subject to all applicable taxes required to be withheld by the
Company pursuant to federal, state or local law. The Executive or his Beneficiary, if applicable, shall be solely responsible for all taxes imposed on the Executive or his Beneficiary by reason of his receipt of any amounts of compensation or benefits payable to the Executive hereunder.

                                  ARTICLE IX

                                 Miscellaneous

     9.1  Assignment, Succession.  This Agreement shall be binding upon the
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Company and its successors and assigns and the Executive and his Beneficiary.

     9.2  Severability.  If all or any part of this Agreement is declared by any
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court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     9.3  Amendment and Waiver.  This Agreement shall not be altered, amended or
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modified except by written instrument executed by the Company and the Executive.
A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreements or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     9.4  Notices.  All notices and other communications required hereunder
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shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:

     NetSelect, Inc.
     5655 Lindero Canyon Road
     Suite 106
     Westlake Village, CA  91362

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     With a copy to:

     Battle Fowler LLP
     75 East 55th Street
     New York, NY  10022
     Attention:  Charles H. Baker, Esq.

     If to the Executive:

     Peter Tafeen



     With a copy to:



Any party may from time to time designate a new address by notice given in accordance with this Paragraph. Notice and communications shall be effective when actually received by the addressee.

     9.5  Counterpart Originals.  This Agreement may be executed in several
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The Agreement may be signed by facsimile provided the original execution pages are delivered to the other party within thirty (30) days after signing.

     9.6  Entire Agreement.  This Agreement and the Exhibits attached hereto and
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made a part hereof form the entire agreement between the parties herein with respect to any severance payments and with respect to the subject matter contained in this Agreement.

     9.7  Applicable Law.  This Agreement and the rights and obligations of the
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parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California or the United States of America located in the State of California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered

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